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                                                                   EXHIBIT 10.25
             Promissory Note between the Company and Esmond T. Goei


                                 PROMISSORY NOTE


$60,000.00                                                        APRIL 17, 1997

         FOR VALUE RECEIVED, the undersigned, ESMOND T. GOEI ("Maker") hereby promises to pay to the order of NHANCEMENT TECHNOLOGIES INC., a Delaware corporation ("Holder") at its offices located at 39899 Balentine Drive, Newark, California 94560, or at such place as the Holder may from time to time designate in writing, the principal sum of SIXTY THOUSAND DOLLARS ($60,000), and to pay simple interest on the unpaid balance of said principal from the date hereof through maturity at the rate of seven percent (7%) per annum.

         1.    Maturity.

              (a) Principal and accrued interest under this Note shall be due and payable at the close of business on April 17, 1998 (the "Maturity Date")

              (b) Principal and interest payments hereunder shall be made in money of the United States of America, lawful at such times for the satisfaction of public and private debts.

         2. Prepayment. Maker may prepay this note in whole at any time, or in part form time to time, without penalty or premium. Each partial prepayment shall first be applied to interest through the date of prepayment and then to principal.

         3.    Default.

              (a) The failure of Maker to pay all outstanding principal and accrued interest under this Note on or before the Maturity Date shall constitute a default hereunder.

              (b) In the event of default, the Holder may by written notice to Maker declare the Note to be immediately due and payable, and Holder shall then have, in addition to all other rights and remedies, the rights and remedies of a secured party under the U.C.C. in effect in California at that time. All such remedies shall be exercised in such manner as not to result in a violation of applicable federal and state securities laws.

         4. Waiver of Demand, Protest, etc. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. Maker promises to pay costs of collection and reasonable attorneys' fees if default is made in the payment of this Note. The right to plead any and all statutes of limitation as a defense to this Note or to any agreement to pay the same, is hereby expressly waived by the undersigned to the full extent permitted by law.


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         5.   Notice. Any notice required or permitted hereunder shall be given by hand delivery, first class mail, or facsimile transmission with automatic confirmation, to Mr. Goei at the address set forth below.

         6. Governing Law. THE MAKER AND THE HOLDER AGREE THAT THIS NOTE AND THE LEGAL RELATIONS BETWEEN THE MAKER AND THE HOLDER, AND ALL RIGHTS AND OBLIGATIONS HEREUNDER, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, SHALL BE GOVERNED BY AND INTERPRETED, CONSTRUED, APPLIED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO THE LAW OF ANOTHER JURISDICTION.

         IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the 17th day of April, 1997.



                                                     MAKER:





                                                     --------------------------
                                                     Esmond T. Goei
                                                     2003 Tripiano Court
                                                     Mountain View, CA  94040
                                                     Fax: 415-964-2409